EXHIBIT 10.9

PURCHASE AGREEMENT

            This PURCHASE AGREEMENT (this "Agreement"), dated and effective as of December 31, 2001 is by and between SESI, L.L.C. ("Buyer") and Terence E. Hall ("Seller").

WITNESSETH:

            WHEREAS, Seller owns a 50% membership interest (the "Membership Interest") in Siempre Listo, L.L.C., a Delaware limited liability company (the "Company"); and

            WHEREAS, Seller desires to sell and Buyer desires to purchase the Membership Interest on the date hereof.

            NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the parties agree as follows:

            Section 1.     Sale of Membership Interest. Subject to the terms and conditions stated herein, Seller hereby assigns, transfers and conveys to Buyer all of Buyer's right, title and interest in and to the Membership Interest and the Company and Buyer accepts from Seller the Membership Interest for $900,000 cash (the "Purchase Price"). Contemporaneously with the execution of this Agreement, Buyer shall furnish the Purchase Price to Seller, which shall be delivered by check, and Seller shall execute such documents as are reasonably requested by Buyer in order to admit Buyer as a member in the Company in respect of the Membership Interest acquired pursuant to this Agreement.

            Section 2.     Representations and Warranties. Seller represents and warrants to Buyer as follows:

                        (a)    Seller is the sole owner of the Membership Interest, has good and marketable title to the Membership Interest and has the absolute right to deliver the Membership Interest in accordance with the terms of this Agreement, free and clear of any and all claims, liens, defects, charges, security interests, easements, restrictions, chattel mortgages, mortgages, deeds of trust, pledges, leases, licenses, equities, conditional sales contracts or other encumbrances of any kind or nature whatsoever (collectively, "Liens"). The transfer of the Membership Interests to Buyer in accordance with the terms of this Agreement will transfer good and marketable title in the Membership Interest to Buyer free and clear of all Liens.

                        (b)    Seller has full legal right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller is not a party to or bound by any Agreement, arrangement or commitment, whether absolute or contingent, restricting or governing Seller's rights to dispose of the Membership Interest.

                        (c)    The Company has conducted no business other than actions incidental to its organization and the acquisition and charter of a Cessna Citation II aircraft and has no liabilities other than those associated with the acquisition and ownership of this airplane, all of which were incurred in the ordinary course of business.

            Section 3.     Further Assurances. Each of Buyer and Seller hereby agrees to execute and deliver to the other party all additional documents that may be necessary or advisable to more fully vest in Buyer all right, title and interest of Seller in and to the Membership Interest and the Company.

            Section 4.     Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

            Section 5.     Amendment; Assignability. This Agreement may be amended or modified only by written agreement of the parties hereto. This Agreement is not assignable by any party hereto without the prior written consent of the other party.

                        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:
SESI, L.L.C.
By: Superior Energy Services, Inc., as Managing Member
By: /S/ ROBERT S. TAYLOR Robert S. Taylor Chief Financial Officer
SELLER:
/S/ TERENCE E. HALL Terence E. Hall